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                                   EXHIBIT 2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 2001, with respect to the financial statements of The Paul Revere Variable Annuity Insurance Company and of our reports dated January 24, 2001, with respect to the financial statements and financial statement schedules of The Paul Revere Variable Annuity Contract Accumulation Fund in this Post-Effective Amendment No. 55 under the Securities Act of 1933 and Amendment No. 54 under the Investment Company Act of 1940 to the Registration Statement and in the Disclosure Statement.


                                       /s/ ERNST & YOUNG LLP
                                       ---------------------
                                       ERNST & YOUNG LLP

Chattanooga, Tennessee
April 30, 2001